SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):  February 27, 1996




KINARK CORPORATION
(Exact name of registrant
as specified in its charter)




Delaware            1-3920              71-0268502
(State or other     (Commission         (I.R.S. Employer
jurisdiction of     File Number)        Identification No.)
incorporation)




7060 South Yale Avenue, Tulsa, OK            74136
(Address of principal executive offices)     (Zip Code)




Registrant's telephone number, including area code:  (918) 494-0964




N/A
(Former name or former address, if changed since last report.)


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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On February 27, 1996 (the "Closing Date"), Kinpak, Inc., a Georgia corporation ("Kinpak") and a wholly owned subsidiary of Kinark Corporation (the "Registrant"), sold substantially all of its assets (the "Sale") to Kinbright, Inc., an Alabama corporation ("Kinbright") and a wholly owned subsidiary of Ocean Bio-Chem, Inc., a Florida corporation ("OBC"). The Sale was effected pursuant to an Asset Purchase Agreement dated as of February 8, 1996, among Kinpak, Registrant, Kinbright and OBC (the "Agreement").

     Prior to consummation of the Sale, Kinpak operated a chemical blending and packaging facility in Montgomery, Alabama (the "Facility") where it manufactured plastic containers and provided blending, packaging and shipping services to its customers. The assets disposed of in the Sale included (i) all of Kinpak's rights as lessee under the lease for the Facility, including an option to purchase the Facility, (ii) tangible personal property at the Facility, including machinery, equipment, inventory, furnished goods, furniture and rolling stock, (iii) intellectual property, including trademarks and tradenames, (iv) leases and subleases, and rights thereunder, (v) contracts involved in the business, (vi) permits, licenses, certificates, registrations and other governmental approvals, and (vii) books and records related to the business. Kinpak retained all of its rights to accounts receivable arising out of its business prior to the Closing Date.

     The Agreement provided for a purchase price ("Purchase Price") of $1,890,000 for substantially all of the assets of Kinpak, which was arrived at through arms-length negotiations by the parties. The actual Purchase Price received by Kinpak was $1,840,000, representing a reduction in the cash portion of the Purchase Price to reflect a proration of certain principal payments for the Bonds (defined below). In partial satisfaction of the Purchase Price, OBC assumed the Registrant's obligations to satisfy the outstanding principal balance of certain Industrial Revenue Bonds ("Bonds") in the amount of $990,000, and interest thereon, which Bonds were originally issued to finance the Facility. In connection with the assumption of the obligations related to the Bonds, OBC assumed the Registrant's obligations as lessee under the lease for the Facility as well as the lease of a dock facility located in Mobile, Alabama (together, the "Lease"); provided, however, that pursuant to the terms of the Lease the Registrant remains liable to the lessor for such obligations.

     Additionally, the Registrant and Kinpak agreed not to compete with Kinbright or OBC for a period of ten (10) years following the Closing Date in the container filling business similar to that formerly operated by Kinpak. Upon Kinbright's request, the Registrant and Kinpak agreed to remove certain underground storage tanks present at the Facility and be responsible for remediation, if required. The Registrant has escrowed funds from the proceeds of the sale for this purpose.

     Prior to the execution of the Agreement, there were no material relationships between either Kinbright or OBC, and the Registrant or Kinpak or any of their affiliates, directors or officers, or any associate of any such director or officer.



ITEM 5.   OTHER EVENTS.

     At a meeting of the Board of Directors (the "Board") of the Registrant held on February 29, 1996, the members of the Board voted unanimously to amend
Article II, Section 1 of the Registrant's Bylaws to provide that the size of the Board shall be up to seven (7) members, with the exact number to be determined by resolution of the Board from time to time. The Board currently has six (6) members.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (A)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

     Not applicable.

     (B)  PRO FORMA FINANCIAL INFORMATION.

     It is impractical to provide the required pro forma financial information at the date of the filing of this Form 8-K. The required pro forma financial information will be provided as soon as practicable but not later than sixty days after the date on which this Form 8-K is filed.

     (C)  EXHIBITS.

     2.1. Asset Purchase Agreement dated as of February 8, 1996, by and among Kinbright, Inc., an Alabama corporation, Ocean Bio-Chem, Inc., a Florida corporation, Kinpak, Inc., a Georgia corporation, and Kinark Corporation, a Delaware corporation.

SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              KINARK CORPORATION



                              By:  /s/ Ronald J. Evans
                                   Ronald J. Evans
                                   President

Dated: March 13, 1996

                                   EXHIBIT INDEX


EXHIBIT NUMBER      DESCRIPTION                                            PAGE

       2.1 Asset Purchase Agreement dated as of February 8, 1996, by and among Kinbright, Inc., an Alabama corporation, Ocean Bio-Chem, Inc., a Florida corporation, Kinpak, Inc., a Georgia corporation, and Kinark Corporation, a Delaware corporation_____



The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to Schedule 2.1 to the Commission upon request, as provided in Item 601(b)(2) of Regulation S-K.